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                                  EXHIBIT 11


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE
SEPTEMBER 30, 1998


                                                                 INCOME                   SHARES                PER SHARE
                                                               (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                          ------------------      --------------------      ---------------
THREE MONTHS ENDED SEPTEMBER 30, 1998:
--------------------------------------
Income available to shareholders                                  $  437,182                11,406,783                 $.04
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                  435,932                11,406,783                  .04
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 22,597
                                                          ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders             $  435,932                11,429,380                 $.04
                                                          ==================      ====================      ===============

THREE MONTHS ENDED SEPTEMBER 30, 1997:
--------------------------------------
Income available to shareholders                                  $1,102,918                11,097,870                 $.10
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                1,101,668                11,097,870                  .10
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                147,365
                                                          ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders             $1,101,668                11,245,235                 $.10
                                                          ==================      ====================      ===============

                                                             INCOME (LOSS)                SHARES                PER SHARE
                                                              (NUMERATOR)              (DENOMINATOR)             AMOUNTS
                                                         -------------------      --------------------      ---------------
NINE MONTHS ENDED SEPTEMBER 30, 1998:
-------------------------------------
Income available to shareholders                                   $  54,054                11,406,783                $ ---
Effect of dividends to preferred stockholders                         (3,750)
                                                         -------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                   50,304                11,406,783                  ---
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 22,595
                                                         -------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders              $  50,304                11,429,378                $ ---
                                                         ===================      ====================      ===============

NINE MONTHS ENDED SEPTEMBER 30, 1997:
-------------------------------------
Loss available to shareholders                                     $(286,888)               11,083,889                $(.03)
Effect of dividends to preferred stockholders                        (28,928)
                                                         -------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                   (315,816)               11,083,889                 (.03)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                134,137
                                                         -------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders                $(315,816)               11,218,026                $(.03)
                                                         ===================      ====================      ===============